Exhibit 23(a)




            Consent of Independent Registered Public Accounting Firm


     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-8 of our report dated March 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Tanger Factory Outlet Centers, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 14, 2005 related to the financial statement schedules, which appears in such Annual Report on Form 10-K.


                                           PricewaterhouseCoopers LLP


Raleigh, North Carolina
August 11, 2005